UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2006

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

The Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Comfort Systems USA, Inc., a Delaware corporation (the “Company”), recently completed a review of compensation for non-employee directors. The Committee recommended to the Board that the Company adopt certain changes to the Company’s compensation policy for the Board, and the Board approved such changes at its meeting on November 16, 2006.  A summary of the Company’s Compensation Policy for the Board of Directors (Board Remuneration — Non-Employee Directors), as amended, is attached hereto as Exhibit 10.1.

                Pursuant to the changes approved by the Board, effective as of January 1, 2007, the Company will pay an annual retainer of $30,000 to non-employee members of the Board.  Committee chairs will receive an additional $4,000 annual retainer, and the audit committee chair will receive an additional $10,000 annual retainer.  Furthermore, effective as of January 1, 2007, meeting fees will be $3,000 per Board meeting and $2,000 per committee meeting (unless held on the same day as Board meetings).  Telephonic meetings or telephonic attendance at meetings will receive $1,000, except the chair will receive the full meeting fee for telephonic meetings.

Amendment to Corporate Governance Guidelines Regarding Stock Ownership Requirements for Directors

On November 16, 2006, the Board amended the portion of the Company’s Corporate Governance Standards relating to stock ownership requirements for members of the Board.  The revised requirements provide that members of the Board shall be required to own not less than 10,000 shares by the later of the second anniversary of November 16, 2006 or the second anniversary of such Director’s election and 20,000 shares by the later of either the fourth anniversary of November 16, 2006 or the fourth anniversary of such Director’s election.

Item 8.01 Other Events.

Conversion of Restricted Voting Common Stock

On November 16, 2006, the Board voted to convert all existing Restricted Voting Common Stock into Common Stock effective immediately.  The Board took this action pursuant to Paragraph 4 of the section titled “Restricted Voting Common Stock” in Article IV of the Company’s Certificate of Incorporation. This was the first meeting of the Board at which the ownership threshold of the Restricted Voting Common Stock had reached the level permitting such Board action.  As a result of this action, all outstanding shares of Restricted Voting Common Stock immediately converted into shares of Common Stock of the Company.  This conversion permits the holders of the previously restricted shares to have a full vote on matters presented to shareholders, and permits the holders of the previously restricted shares to vote on all members of the Board.  Prior to this Board action, the holders of the Restricted Voting Common Stock were not eligible to vote for any directors other than the one director designated to be elected by them, and with respect to all other matters, holders of the Restricted Voting Common Stock were entitled to .55 of one vote per share.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is included herein:

Exhibit 10.1 Compensation Policy for the Board of Directors (Board Remuneration — Non-Employee Directors), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

Date: November 21, 2006	By:	/s/ Trent T. McKenna
Trent T. McKenna
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Compensation Policy for the Board of Directors (Board Remuneration — Non-Employee Directors), as amended.